                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-QE3

                         Statement To Certificateholders

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                                                              DISTRIBUTIONS IN DOLLARS

                                   PRIOR                                                                             CURRENT
               ORIGINAL        PRINCIPAL                                              REALIZED     DEFERRED        PRINCIPAL
CLASS        FACE VALUE          BALANCE     INTEREST     PRINCIPAL         TOTAL       LOSSES     INTEREST          BALANCE
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SA                 0.00             0.00    63,734.75          0.00     63,734.75         0.00         0.00             0.00
A-1       22,266,203.00    14,422,576.49    99,461.85    610,161.10    709,622.95         0.00         0.00    13,812,415.39
A-2        2,808,350.00     1,818,812.61    12,543.01     76,946.63     89,489.64         0.00         0.00     1,741,865.98
B          1,671,637.11     1,648,268.53    11,366.89      3,411.81     14,778.70         0.00         0.00     1,644,856.72
SB                 0.00             0.00         0.00          0.00          0.00         0.00         0.00             0.00
R                  0.00       399,462.32         0.00          0.00          0.00    41,422.12    28,664.39       386,704.59
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TOTALS    26,746,190.11    18,289,119.95   187,106.50    690,519.54    877,626.04    41,422.12    28,664.39    17,585,842.68
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                                     FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                              PASS-THROUGH
                             PRIOR                                                            CURRENT               RATES
                         PRINCIPAL                                                          PRINCIPAL
CLASS       CUSIP          BALANCE      INTEREST          PRINCIPAL              TOTAL        BALANCE       CURRENT          NEXT
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SA      23321PXL7         0.000000      2.382947           0.000000           2.382947       0.000000      4.181815%     4.160825%
A-1     23321PXM5       647.733989      4.466943          27.403015          31.869958     620.330974      8.275513%     8.267980%
A-2     23321PXN3       647.644564      4.466327          27.399231          31.865558     620.245333      8.275513%     8.267980%
B       23321PXP8       986.020542      6.799855           2.040999           8.840854     983.979543      8.275513%     8.267980%
SB      23321PXR4         0.000000      0.000000           0.000000           0.000000       0.000000      1.700000%     1.700000%
R       DL96E3101         0.000000      0.000000           0.000000           0.000000       0.000000      8.275513%     8.267980%
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SELLER:                    Quality Mortgage USA, Inc.              ADMINISTRATOR:                           David C. West
SERVICER:                 Temple-Inland Mortgage Corp.                                                  Bankers Trust Company
LEAD UNDERWRITER:         Donaldson, Lufkin & Jenrette                                                      3 Park Plaza
RECORD DATE:                   February 28, 1997                                                          Irvine, CA 92714
DISTRIBUTION DATE:               March 25, 1997                                FACTOR INFORMATION:         (800) 735-7777
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                            Page 1 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-QE3

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------
Distribution Date: March 25, 1997
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SERVICER ADVANCES INCLUDED IN DISTRIBUTION:                                                                               130,718.62
SERVICER ADVANCES OUTSTANDING:

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:                                                               11,430.70
PLUS ADDITIONAL SERVICING FEES:
                                                                                                        -------------
                                                                                                            11,430.70

LESS PERMITTED REDUCTIONS TO SERVICING FEES:                                                                (3,831.01)
                                                                                                        -------------
TOTAL SERVICING FEES DUE MASTER SERVICER:                                                                                   7,599.69

COLLECTED SERVICING FEES FOR CURRENT PERIOD:                                                                                4,800.57

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DELINQUENT
LOAN                                   30-60            61-90          91 +
INFORMATION:                            DAYS            DAYS           DAYS                                                    TOTAL
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PRINCIPAL BALANCE                   1,492,532.48    531,566.56    1,009,730.83                                          3,033,829.87
NUMBER OF LOANS                               29             7              19                                                    55
FORECLOSURE LOAN INFORMATION:
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PRINCIPAL BALANCE                           0.00          0.00    2,670,080.28                                          2,670,080.28
NUMBER OF LOANS                                0             0              47                                                    47
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BANKRUPTCY LOAN INFORMATION:
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PRINCIPAL BALANCE                           0.00     47,025.75    1,074,565.46                                          1,180,941.59
NUMBER OF LOANS                                0             1              26                                                    28
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REO LOAN INFORMATION:
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PRINCIPAL BALANCE                           0.00          0.00      561,600.48                                            561,600.48
NUMBER OF LOANS                                0             0              16                                                    16
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BOOK VALUE PRINCIPAL BALANCE OF REO LOANS:                                                                                      #N/A

STATED PRINCIPAL BALANCE OF LOANS AS OF THE PRIOR DISTRIBUTION DATE:                                                   18,289,119.95
STATED PRINCIPAL BALANCE OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                 17,585,842.68

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                                             362
NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:                                                                                347

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:                                                              14.907328%
WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:                                                                 14.878806%

SENIOR PREPAYMENT PERCENTAGE FOR THE CURRENT DISTRIBUTION:                                                               100.000000%
CLASS B PREPAYMENT PERCENTAGE:                                                                                             0.000000%

AGGREGATE AMOUNT OF PRINCIPAL PREPAYMENTS:                                                                                632,095.01
AGGREGATE PRINCIPAL BALANCE OF LOANS WHICH LIQUIDATED:                                                                     65,314.23

PRECEDING MONTH'S PASS-THRU RATE FOR CLASS SA:                                                                             4.171848%
PRECEDING MONTH'S PASS-THRU RATE FOR CLASS A-1, A-2, B, AND R:                                                             8.167945%
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                            Page 2 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-QE3

                         Statement To Certificateholders

--------------------------------------------------------------------------------

Distribution Date: March 25, 1997
--------------------------------------------------------------------------------

SENIOR PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                     88.447745%
CLASS A-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  78.542812%
CLASS A-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   9.904933%
CLASS B PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                     9.353301%

UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL REMAINING AFTER DISTRIBUTION:

   CLASS SA                                                                 0.00
   CLASS A-1                                                                0.00
   CLASS A-2                                                                0.00
   CLASS B                                                                  0.00
   CLASS SB                                                                 0.00
   CLASS R                                                                  0.00

CUMMULATIVE SB ACCRUAL AMOUNT :                                       433,905.14

SPECIAL HAZARD AMOUNT AVAILABLE AFTER DISTRIBUTION:                   639,581.72

FRAUD LOSS AMOUNT AVAILABLE AFTER DISTRIBUTION:                       387,587.77

BANKRUPTCY AMOUNT AVAILABLE AFTER DISTRIBUTION:                       100,000.00

AGGREGATE REALIZED LOSSES SINCE CUT-OFF DATE:                          65,819.84

AGGREGATE PRINCIPAL OF REPURCHASED LOANS:                                   0.00

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                            Page 3 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-QE3

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------
                        ^Mortgage Loan Liquidation Detail

Distribution Date: March 25, 1997
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                                 Original           Cut-Off          Current          Realized       Net Liquidation  Liquidation
  Loan Number               Principal Balance  Principal Balance Principal Balance      Loss             Proceeds        Date
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00000000000005062178            32,400.00         32,400.00         32,345.18         19,856.05         12,489.13      02/28/97
00000000000005063361            33,000.00         32,997.83         32,969.05         21,566.07         11,402.98      02/28/97
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                            Page 4 of 4 (c) COPYRIGHT 1997 Bankers Trust Company